ASSIGNMENT OF AGREEMENT

WHEREAS, IdeaEdge, Inc., a California corporation (“IdeaEdge-CA”), and RBW, Inc. (“Finder”), entered into a Finder Agreement dated as of May 31, 2007 (the “Agreement”);

WHEREAS, IdeaEdge-CA was acquired by IdeaEdge, Inc., a Colorado corporation (the “Company”) on October 16, 2007;

WHEREAS, as of October 16, 2007, Finder has introduced investors which have invested into IdeaEdge-CA under the terms of a Promissory Note Offering in the amount of $740,000, and a Private Placement of Common Stock in the amount of $1,830,000, for an aggregate amount of $2,570,000;

WHEREAS, (i) Finder has been paid the amount of $105,000 under the terms of the Agreement, (ii) IdeaEdge-CA and Finder have agreed that any fees to be paid to Finder under the Agreement shall not include the $300,000 invested to date from investors whose residence is in the states of Colorado, Missouri, Montana or Nevada, and (iii) IdeaEdge-CA and Finder agree that IdeaEdge-CA has no further obligations under the Agreement;

NOW, THEREFORE, the Company agrees to assume the obligations under the Agreement for any amounts invested into the Company after October 16, 2007 by investors introduced to the Company by Finder and compensate Finder in the amount of 10% for such investments; provided, however, the Company shall not compensate Finder for any investors who reside in states whose “blue sky” laws do not permit the Company’s compensation of Finder as a condition of an exemption to issue the securities to the investor, and it is the obligation of Finder to confirm with the Company and its legal counsel that the laws of the state of residence of any potential investors permit the compensation of Finder.

IdeaEdge, Inc., a California

RBW, Inc.:

Corporation:

/s/

James Collas

/s/ Robert Wheat

James Collas, CEO

Robert Wheat, President

IdeaEdge, Inc., a Colorado

Corporation:

/s/

James Collas

______________________________

James Collas, CEO

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